UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2020

CQENS Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55470	27-1521407
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5550 Nicollet Avenue, Minneapolis, MN 55419

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (612) 812-2037

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section3(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Due to the development of the Company’s business plan and operations, management of the Company has determined that accelerated research, product development and global launch objectives requires increased time and involvement from certain of its executive officers. Such executive officers have agreed to take on their responsibilities with the Company on a full-time basis for cash compensation. Effective August 1, 2020 the Board of Directors approved annual salaries for its: (1) CEO, Alexander Chong, of $98,400 per annum; (2) COO, William Bartkowski, of $81,600 per annum; and (3) CFO, Daniel Markes, of $90,000 per annum. To date the Company has not entered into any written employment agreements with the officers. These officers also received biweekly cash payments consistent with their respective annual salary on July 15 and July 31, 2020 for services provided.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CQENS TECHNOLOGIES INC.

Date: August 3, 2020	By:	/s/ William P. Bartkowski
William P. Bartkowski, President

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